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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): November 30, 1998



                              BANK PLUS CORPORATION
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             (Exact name of the registrant as specified in charter)



        Delaware                          0-28292                 95-1782887
-------------------------------   -----------------------   --------------------
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer or
      incorporation)                                             File Number)



4565 Colorado Boulevard, Los Angeles, CA                     90039
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(Address of Principal Executive Offices)                   (Zip Code)



       Registrant's telephone number, including area code: (818) 549-3116



                                 Not Applicable
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          (Former name or former address, if changed since last report)




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Item 5.           OTHER EVENTS. The Company issued the press release dated
------- November 30, 1998 announcing the completion of a new management team and the restructuring of management and incentive compensation. A copy of the press release is attached hereto as Exhibit A.



                                   SIGNATURES
                                   ----------

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 30, 1998                   BANK PLUS CORPORATION



                                           /S/ MARK K. MASON
                                           -------------------------------------
                                           Mark K. Mason
                                           Chief Executive Officer and President




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BANK PLUS CORPORATION                                            NEWS
A Holding Company for                                          RELEASE
FIDELITY FEDERAL BANK
4565 Colorado Boulevard
Los Angeles   CA  90039
(818) 549-3116


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                BANK PLUS CORPORATION ANNOUNCES COMPLETION OF NEW
           MANAGEMENT TEAM AND RESTRUCTURING OF MANAGEMENT INCENTIVE
                                  COMPENSATION

Los Angeles, November 30, 1998 -- Bank Plus Corporation (NASDAQ: BPLS) ("Bank Plus" or the "Corporation"), and its subsidiaries (the "Company"), which include Fidelity Federal Bank, FSB ("Fidelity" or the "Bank"), today made the following announcements.

MANAGEMENT RESTRUCTURING COMPLETED

The Company has completed its management restructuring. In addition to the previously announced appointment of Mark K. Mason as Chief Executive Officer, the following changes have been made :

John M. Michel, 39, Senior Vice President and Director of Strategic Planning, has been appointed Executive Vice President and Chief Financial Officer of Bank Plus and Fidelity. Mr. Michel rejoined the Company in June 1998 having previously been Director of Planning at Fidelity from 1995 -1996. In the interim Mr. Michel served as Vice President of Finance for First Alliance Corporation.

Godfrey B. Evans, 44, Executive Vice President and General Counsel, has been appointed Chief Administrative Officer of the Company. Mr. Evans joined the Bank in 1987 and has been General Counsel since 1989 and Corporate Secretary since 1990. In his new position he will have overall responsibility for the Legal and Compliance functions as well as Human Resources, Security and Corporate Insurance.



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Richard M. Villa, 34, Senior Vice President and Controller, has been named
Director of Finance and Treasurer of Fidelity. Mr. Villa joined the Bank as Director of Planning in 1996, having previously served as a Senior Manager with Deloitte & Touche and as Audit Manager with Union Bank.

The appointments of Mr. Michel and Mr. Villa are subject to review and non-objection by the Office of Thrift Supervision.

As a consequence of the recently announced changes in the Company's business strategy executive management now comprises four individuals, down from a total of seven.

As a result of these management changes, the Company expects to realize a 47% annual savings in executive management base salaries, or $1.2 million, and savings of $4.6 million in change-in-control severance payable in the event of the sale of the Company.

RESTRUCTURING OF MANAGEMENT INCENTIVE COMPENSATION

Consistent with the stated intent of the Board of Directors to explore a near term sale of the Company and in order to retain and provide incentives to the new executive management, the Board has decided it is in the best interests of the Company and its shareholders to restructure the Bank Plus Corporation Stock Option and Equity Incentive Plan (the "Plan"), although the total number of shares of stock subject to the Plan will remain at 2,125,000. The changes are summarized below.

(i) Substantially all outstanding stock options will be canceled and replaced by new stock options issued at an exercise price of $3 13/16, the closing stock price on November 19, 1998, the date the Board approved the restructuring of the Plan.

(ii)     Executive management have been granted additional stock options.




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(iii)    All of the new stock options will vest in accordance with the following schedule :

         (a)      vesting based upon stock price performance

                     average closing            cumulative
                       stock price *             vesting %

                           $4.00                     10%
                           $5.00                     25%
                           $6.00                     40%
                           $7.00                     55%
                           $8.00                     80%
                           $9.00                     90%
                           $10.00                   100%

         * average of closing stock prices over 20 consecutive trading days

         (b)      100% vesting upon a change-in-control

         (c)      100% vesting after a 7 year period from the date of grant

(iv) the annual grant limit per employee has been increased from 100,000 to 750,000 shares.


Bank Plus Corporation is the holding company for Fidelity Federal Bank, FSB, which offers a broad range of consumer financial services, including demand and time deposits and mortgage loans. In addition, through its affiliate Gateway Investment Services, Inc., a NASD-registered broker/dealer, Fidelity provides customers of the Bank with investment products, including mutual funds, annuities and insurance. Fidelity operates through 38 full-service branches, 37 of which are located in Southern California, principally in Los Angeles and Orange counties.


Contact :   Neil L. Osborne, Investor Relations, Bank Plus Corporation
            (818) 549-3116